Exhibit 99.1
May 8, 2025
Unsolicited Tender Offer from West 4 Capital LP (“West 4”)
Dear Stockholder:
You may soon receive, or have already received, materials from West 4 related to an unsolicited tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”). West 4 seeks to acquire 2,295,000 shares of common stock of KBS REIT III at a price of $0.80 per share, as described in its offering materials. West 4 and its affiliates currently own approximately 430,026 shares of KBS REIT III. West 4 is not in any way affiliated with KBS REIT III, KBS Capital Advisors LLC or KBS Capital Markets Group LLC.
KBS REIT III is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, to inform you of its position, if any, with respect to the West 4 offer. After carefully evaluating the West 4 offer, consulting with management, and considering the current economic environment, especially as it relates to the uncertainties in the real estate and debt markets, as well as the different liquidity needs of each of its stockholders, the board of directors of KBS REIT III has determined that KBS REIT III will remain neutral with regard to the West 4 offer and makes no recommendation as to whether stockholders should accept or decline the West 4 offer.
The decision to remain neutral was determined primarily due to KBS REIT III”s current lack of liquidity and the uncertain timing of future liquidity to its stockholders, while recognizing that each stockholder’s financial situation is different. In determining that KBS REIT III will remain neutral and make no recommendation on whether any stockholders should accept or decline the West 4 offer, the board also considered, among other things, the following:
1.KBS REIT III’s current goals and objectives are to effectively manage its loan maturity and loan paydown schedule, efficiently manage its real estate portfolio through the economic downturn in order to maximize the long-term portfolio value, and monitor the office market and properties in the portfolio for beneficial sale opportunities in order to maximize value and further enhance liquidity.
2.As of March 31, 2025, KBS REIT III has $467.2 million of loan maturities and required principal paydowns during the next 12 months, with extension options available on only $65 million of the maturing debt. Since January 1, 2024, KBS REIT III has successfully refinanced over $1.3 billion of maturing debt obligations.
3.In order to refinance, restructure or extend its maturing debt obligations, in certain cases KBS REIT III has reduced the loan commitments and/or made paydowns, and KBS REIT III has agreed to satisfy certain conditions that are not in its sole control, including making principal paydowns during the terms of the loans, selling assets and taking identified actions relating to its portfolio. Selling real estate assets in the current market may result in a lower sale price than KBS REIT III would otherwise obtain.
4.Due to certain restrictions and covenants included in its loan agreements as a result of refinancing certain of its debt facilities, KBS REIT III does not expect to pay any dividends or distributions or redeem any shares of common stock until certain loans are repaid or refinanced. One of the loans with these restrictions has a current maturity of January 2027 but may be extended subject to the terms and conditions of the loan agreement. Additionally, KBS REIT III terminated its share redemption program and is unable to predict when or if it will be in a position to pay distributions to or provide liquidity to KBS REIT III’s common stockholders.

5.Upcoming and recent tenant lease expirations and leasing challenges in certain markets coupled with a slower than expected return-to-office, most notably in the greater San Francisco Bay Area where KBS REIT III owns several assets, have had direct and material impacts to property appraisal values used by KBS REIT III’s lenders and have impacted KBS REIT III’s ability to access certain credit facilities and ongoing cash flow.
6.Despite the substantial amount of refinancing activity since February 2024, due to certain upcoming loan maturities and required principal paydowns, the challenging commercial real estate lending environment and the lack of transaction volume in the U.S. office market as well as general market instability, management’s plans may not be considered probable and thus do not alleviate substantial doubt about KBS REIT III’s ability to continue as a going concern for at least a year from March 14, 2025.
7.KBS REIT III’s board of directors approved an estimated value per share of its common stock of $3.89 (unaudited) on December 12, 20241, however, developments in the markets and KBS REIT III’s portfolio after December 12, 2024, are not priced into the December 12, 2024, estimated value per share. Further, the third-party appraisals for KBS REIT III’s real properties used in the December 12, 2024 estimated value per share were as of September 30, 2024. Given the ongoing challenges affecting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings, there is no certainty that KBS REIT III would be able to sell its properties at the September 30, 2024 appraised values in the current market.
8.For the most up-to-date information regarding KBS REIT III, including KBS REIT III’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, refer to KBS REIT III’s current filings with the SEC. Those filings are available on the SEC’s website at www.sec.gov.
The board of directors encourages stockholders to consult with their own financial and tax advisors to review their own individual circumstances, as well as the considerations set forth in the West 4 offer and in this letter.
The SEC has cautioned investors about the heightened risk involved with mini-tender offers of this nature. Additional information about these types of offers is available on the SEC’s website, which can be found at www.sec.gov/investor/pubs/minitend.htm. We encourage you to read the information and exercise caution with respect to this and other mini-tender offers.
West 4 does not have a copy of the KBS REIT III stockholder list, and its offering materials are mailed by a third party, which has signed an agreement to keep the list confidential.

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1 The December 12, 2024 estimated value per share of $3.89 (unaudited) was based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2024, with the exception of adjustments to KBS REIT III’s net asset value to give effect to (i) the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of November 14, 2024, (ii) the contractual sales price, net of closing credits and disposition costs, of one property that was sold on November 15, 2024 and (iii) estimated contractual loan financing fees and costs incurred for the period from October 1, 2024 through December 20, 2024. See KBS REIT III’s Current Report on Form 8-K filed with the SEC on December 20, 2024.

This response, and any updates or changes, will be posted at www.kbs-cmg.com under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K.
If you have any questions related to West 4’s tender offer, please consult with your financial representative, or contact Investor Services at (866) 527-4264.
Thank you for your investment in KBS REIT III.
Sincerely,
Marc DeLuca
Chairman of the Board
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. KBS REIT III intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “could,” “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. KBS REIT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
In order to refinance, restructure or extend maturing debt obligations, KBS REIT III has been required to reduce the loan commitments and/or make paydowns on certain loans, and KBS REIT III has agreed to satisfy certain conditions that are not in its sole control, including making principal paydowns during the terms of the loans, selling assets and taking identified actions relating to its portfolio. Selling real estate assets in the current market may result in a lower sale price than KBS REIT III would otherwise obtain. KBS REIT III will be adversely affected if it is unable to satisfy the terms and conditions contained in its loan agreements. There is no assurance that KBS REIT III will be able to satisfy the terms and conditions of its existing loan agreements or the terms and conditions of any future extension or refinancing agreements that are entered into. If KBS REIT III is unable to make required principal paydowns under certain loans, sell assets or satisfy certain covenants and conditions in its loan agreements, the lenders may seek to foreclose on the underlying collateral. KBS REIT III’s loan agreements contain cross default provisions whereby the occurrence of (or a demand following) an “event of default” under one or more of its debt facilities may trigger a default under certain other debt facilities and the guaranty obligations in respect thereof, thereby giving lenders a right to accelerate the relevant debt obligations and exercise their enforcement rights with respect thereto. KBS REIT III has pledged the equity of certain of its subsidiaries (and all proceeds therefrom) in connection with the restructuring of certain debt facilities. If an event of default occurs under certain debt facilities and the lenders party thereto elect to exercise their enforcement rights thereunder, one of the remedies available to them is to take possession of the relevant pledged equity. If KBS REIT III is unable to satisfy the terms and conditions contained in its loan agreements, KBS REIT III anticipates it will make efforts to further refinance or restructure certain of its debt instruments or make additional asset sales to pay off the debt, though there can be no certainty that KBS REIT III will be able to complete such refinancing, restructuring or asset sales. As a result of certain upcoming loan maturities and required principal paydowns, the challenging commercial real estate lending environment and the lack of transaction volume in the U.S. office market as well as general market instability, management’s plans may not be considered probable and thus do not alleviate substantial doubt about KBS REIT III’s ability to continue as a going concern for at least a year from March 14, 2025.
As with any valuation methodology, the methodologies used in the determination of the December 12, 2024, estimated value per share were based upon a number of estimates and assumptions that may not be accurate or complete. Valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. Further, the December 12, 2024 estimated value per share does not take into account any developments in the markets and KBS REIT III’s portfolio since that time.
Stockholders may have to hold their shares for an indefinite period of time. KBS REIT III can provide no assurance that it will be able to provide additional liquidity to stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; KBS REIT III’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2025.